INVESTOR PRESENTATION

2 Forward-Looking Statements In this presentation, the use of the words “believe,” "could," "expect," "intend", "may," "positioned," "project," "projected," "should," "will," "would" or similar expressions is intended to identify forward-looking statements. Such statements include all statements regarding our long-term growth-targets and objectives, the growth of the Company, our financial guidance, our ability to navigate the current environment and advance our strategy, our commitment to increasing investments in future growth initiatives, our initiatives to create value, our efforts to mitigate geopolitical factors and tariffs, our current and projected financial and operating performance, results, and profitability and all guidance related thereto, including forecasted exchange rates and effective tax rates, as well as our continued growth and success, future plans and intentions regarding the Company and its consolidated subsidiaries. Such statements represent the Company’s current judgments, estimates, and assumptions about possible future events. The Company believes these judgments, estimates, and assumptions are reasonable, but these statements are not guarantees of any events or financial or operational results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; as well as to deleverage its balance sheet; the possibility of impairments to the Company’s goodwill; the possibility of impairments to the Company’s intangible assets; changes in U.S. or foreign trade or tax law and policy; the impact of tariffs on imported goods and materials; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; customer ordering behavior; the performance of our newer products; expenses and other challenges relating to the integration of any future acquisitions; changes in demand for the Company’s products; changes in the Company’s management team; the significant influence of the Company’s largest stockholder; fluctuations in foreign exchange rates; changes in U.S. trade policy or the trade policies of nations in which we or our suppliers do business; uncertainty regarding the long-term ramifications of the U.K.’s exit from the European Union; shortages of and price volatility for certain commodities; global health epidemics, such as the COVID-19 pandemic; social unrest, including related protests and disturbances; our expectations regarding the future level of demand for our products; and significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and ability to maintain an appropriate level of debt. The Company undertakes no obligation to update these forward-looking statements other than as required by law.

3 Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including adjusted net income (loss), adjusted diluted income (loss) per common share, adjusted income (loss) from operations and adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA before limitation, adjusted leverage ratio, free cash flow and sales growth (CAGR). A non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of a company; or, includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures are provided because management of the Company uses these financial measures in evaluating the Company's on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate period-to-period comparison of the Company’s operating performance by investors and analysts. Management uses these non-GAAP financial measures as indicators of business performance. These non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, GAAP financial measures of performance. Use of Projections This presentation contains projections with respect to the Company. The Company’s independent auditors have not audited, reviewed, compiled, or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, did not express an opinion or provide any other form of assurance with respect thereto for the purpose of this presentation. These projections should not be relied upon as being necessarily indicative of future results.

4 Lifetime Brands: Who We Are Leading durables consumer products company with a focus on home products • ~80% owned/controlled and ~20% licensed and private label consumer brands with targeted brand equity • #1 positions in Kitchen Tools & Gadgets*, Cutlery,* Barware Accessories, Bath Scales*; #2 position across Tabletop categories • Award-winning product design and development team • 2 million ft2 of warehouse and manufacturing space across United States, Europe, China and Puerto Rico distribution network • Best-in-class execution and operational capabilities * Per NPD Group

5 Lifetime Brands Investment Highlights Leading global designer, developer and marketer of a broad range of durable consumer products with a focus on the home Leading portfolio of strong, recognizable brands with multi- channel growth opportunities in core end markets Significant opportunities in adjacent durables categories for growth above end market growth rates Best-in-class innovation engine to strategically drive growth and maintain industry leadership Efficient global platform with industry-leading scale and operational effectiveness Strong cash flow generation to enable financial flexibility

6 Lifetime’s Strong, Recognized Brands Portfolio of brands with targeted brand equity

Diversified Channel Strategy Channels Mass Market Specialty/Independent Warehouse Clubs E-Commerce/TV Off-Price Department Stores Commercial LTB Europe Grocery DTC Revenues by Channel 7 Mass Market Off-Price Department Stores Specialty Stores Warehouse Clubs E-commerce/TV Supermarkets Independent Retailers Commercial DTC Over 7,000 independent retailers Lifetime has ecommerce sites for direct-to- consumer sales.

Kitchen Tools & Gadgets Cutlery Kitchen & Bath Measurement Barware / Pantryware Tabletop #1 U.S. category supplier* Leading national brands at key price points, including Farberware and KitchenAid Core category with complementary licensed and private label brands #1 U.S. provider*: – Open-stock cutlery – Cutting boards – Knife blocks Farberware is the #1 selling cutlery brand in the U.S. #1 market share in measurement* – Gap between #1 and #2 is vast High-margin, high-performing category for retailers Known for innovation in precision measurement; most technology comes from food service market #1 U.S. wine/bar opener supplier*; leading global barware supplier Price points across a broad range Spices are approved by the ASTA and bottled in our own FDA certified facility Over 700,000 registrations for our free spice refill program Leader in bridal, upstairs, and housewares dinnerware Top provider of flatware and serveware with top brands in each category Cheers by Mikasa is one of the most successful glassware franchises * NPD Group Leading Positions Across Product Categories

9 Licensed Brands & Private Label Provide Additional Growth Stream • Enable retailers to develop their own brands, while minimizing their start-up costs • Broaden revenue stream to capture incremental market share through supplemental brands • Capture opportunistic trends • Support retailers with market analysis, product assortments, promotional and merchandising solutions

10 E-Commerce Three Distinct Categories Pure Play Omni Channel Direct to Consumer &

Lifestyle/Emerging Brands • Built, a leading fashion brand, is gaining significant market share in insulated bags, hydration, and lunch boxes. It has broad consumer appeal with significant digital presence and broad brand recognition. Acquired $2 million revenue business and led by founder, revenues have grown 20+ times since acquisition. • Planet Box has a loyal consumer base of parents wanting to pack healthy, portioned lunches for their children. Primarily D2C offering on own website with expansion with Amazon. • Exclusive licensee for Instant Pot branded accessories. • Recent acquisition of Year & Day adds to incubation strategy. Broadens dinnerware offering to younger millennials with a D2C offering targeting this demographic.

Lifetime 2.0 Checklist Completed integration of Filament Brands acquisition Created more efficient global organization, reducing costs by $12+ million Restructured money losing UK-based international business, consolidating warehouses, rightsizing workforce and sourcing, refreshing leadership team and realigning product portfolio Refocused on core product categories and monetized excess inventory. Invest in growth and high margin categories and exit declining and low margin products or categories. Instituted more process driven and strategic approach to product development Enhanced digital and ecommerce capabilities Build Investor Relations profile and create active dialogue with analysts and public investors 12 Successfully Executed Lifetime 2.0 Lifetime Brands Today Streamlined operations with enhanced global platform Better positioned to weather industry trends and cycles Significant cash flow generation Significant growth opportunities Proven strategy producing above industry growth in top and bottom line

13 The Next Phase of Growth Key Growth Drivers Food Service Opportunity to leverage recognized brands and strengths in design, manufacturing, and distribution that we have developed on the consumer side to further penetrate the commercial market. Adjacent Product Categories Capitalizing on opportunities to expand into adjacent product categories that fit core competencies in manufacturing, design and innovation, including pet, storage, higher end cutlery, outdoor, storage and organization. International Expansion Restructured UK-based international business now poised to drive profitable growth through enhanced drop ship capabilities and tailored strategy for each market. Shift to in country managers in select geographies and strategic penetration of brands/ products across the globe. Disciplined M&A Significant cash flow and strong balance sheet position Lifetime well to pursue a disciplined M&A strategy. New Business Opportunities Incubate new business opportunities both externally and internally. Invest capital and use infrastructure to create new brands and lines of business.

14 • Launched Mikasa Hospitality in 2019 • Existing presence in back-of-house industry segment for 15 years • Focused on developing a complete front-of-house product line similar in scope and quality to the top existing names • Plan to add future category additions including: - Glassware - Buffet and hospitality service - Expanded smallwares • $2 billion food service addressable market* • Target $100 million incremental revenue opportunity in N.A. and Europe within 5 years Commercial Food Service Initiative *Source: Tabletop News

15 15 The International Opportunity • International business now positioned to thrive and compete in the new retail environment • Presence in over 100 markets • Approach new market entry with tailored country by country plan • Targeting break even in 2021 vs $10 million loss in 2020 • Total addressable market internationally of $82 billion* • $4.6 million improvement in operating results in Q1 2021 *Management estimate

16 Adjacent Product Categories Ability to leverage Lifetime’s leadership in design, manufacturing, and scale to expand into adjacent product categories • Organic and external investments to create incremental growth • Pursue identified categories and/or product development that present high growth or margin opportunities 2019 Launched Mikasa Hospitality and developed new line of soft-handle KitchenAid tools for mass market; invested and optimized infrastructure for pure play and omni-channel ecommerce; launched Instant branded tools and accessories 2020 Developed line of pet products under Built and Fred brands; developed line of storage products under Built and Copco brands 2021 Launch KitchenAid cutlery line filling in best product offering; launch KitchenAid bakeware line; international launch of KitchenAid; introduce new brand in Walmart across several categories; acquisition and incubation of Year & Day tabletop brand

17 Additional Growth Through Disciplined M&A • Strategic program to provide long-term growth opportunities • Focused on revenue growth opportunities and/or margin expansion • Investigating opportunities to expand product categories and brand offerings • Further generate operating economies with existing Lifetime infrastructure • Pursuing incubation opportunities with venture stage companies • Ability to consolidate smaller players in existing categories

18 Impact of COVID-19 • While the impact of the pandemic has hurt overall retail, many of our product categories have seen a surge as consumers are cooking, eating, and entertaining more at home. • Lifetime’s supply chain has remained intact, distribution centers are operational, and office employees are able to work remotely, allowing us to operate seamlessly throughout the pandemic. • The actions we’ve taken before and during the pandemic have allowed us to achieve solid results. • Ecommerce and omni-channel customers have delivered increased sales during this time period. • We expect to benefit from increases in home building and homeownership supplemented by an increase in home entertainment driven by vaccinations and a return to social gatherings which are expected to grow home entertaining. • NPD anticipates restaurants steadily improving throughout the year to 91% of pre-COVID levels which aligns with our hospitality initiative.

19 Summary of Recent Operating Results (1) Adjusted diluted income (loss) per common share, adjusted EBITDA, and adjusted income (loss) from operations represent non-GAAP financial measures. These non-GAAP financial measures are provided because the Company uses them in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measures.Year Ended December 31,Year Ended December 31, Three Months Ended March 31, 2021 2020 ($ in millions, except per share amounts) Net sales $195.7 $145.1 Adjusted income (loss) from operations (1) 9.2 (2.3) Goodwill and other impairments — 20.1 Income tax (provision) benefit (2.4) 3.7 Net Income (loss) 3.1 (28.2) Diluted Income (loss) per common share 0.14 (1.36) Adjusted diluted income (loss) per common share (1) 0.13 (0.27) Adjusted EBITDA(1) $16.8 $3.2

20 Company Generates Strong Cash Flow While Maintaining Low CapEx (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measure. (2) Maintenance CapEx is approximately $5 million. (3) Free cash flow, a non-GAAP financial measure, is calculated as Adjusted EBITDA minus CapEx 1 1 1 1 1 1 1 1 1 1 1 (2) (2) (2) ($ in millions) Consistent Adjusted EBITDA(1) Generation Low CapEx(2) Strong Free Cash Flow(3)

Attractive Credit Facility with Limited Financial Risk

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
			($ in millions)		
Credit Facility due 2023	$—	$27.3	$25.7	$27.4	$74.4
Senior Secured Term Loan due 2025	252.1	262.6	262.6	262.6	269.5
Less: Cash	(30.6)	(36.0)	(42.7)	(63.5)	(85.3)
Net Debt	221.5	253.9	245.6	226.5	258.6
LTM Adjusted EBITDA (1)	90.9	77.3	72.7	69.3	61.2
Adjusted Leverage Ratio(2)	2.4x	3.3x	3.4x	3.3x	4.2x
Borrowing Capacity(3) plus Cash	$177.2	$156.0	$164.4	$183.4	$136.7

- Significant deleverage of balance sheet accomplished from 4.2x at March 31, 2020 to 2.4x at March 31, 2021
- Strong liquidity position provides significant operating flexibility to execute growth plan
- Credit facility and term loan have no financial maintenance covenants
- No required debt amortization

(1) Adjusted EBITDA, represents a non-GAAP financial measure. This non-GAAP financial measures is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measure.

(2) Adjusted Leverage Ratio, a non-GAAP financial measure, is a calculated ratio of Net Debt over LTM Adjusted EBITDA.

(3) Borrowing Capacity is a measure defined in the Company's debt agreements as "availability" and disclosed as such in the Company's quarterly and annual reports on Forms 10-Q and 10-K, respectively.

LifetimeBrands
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22 Lifetime Brands 2.0: A Transformational Opportunity Merged two industry leaders to create a powerhouse in consumer durable products 2018 successfully focused on integration of one unified business platform and achievement of a leaner cost structure 2019 strategy focused on optimization 2020 executed on strategy and accomplished goals established for Lifetime 2.0 Value Realization Increasing float and institutional shareholdings Expanding investor relations platform Focused on increasing shareholder value through debt reduction, providing a cash flow return on assets Growth initiatives yielding additional cash flows Value Creation Drivers Portfolio optimization and focused business model will yield strong results for core Strong cash flow from core business lines Actively seeking opportunities to engage with consumers in new channels and new ways Actively looking to enter new adjacencies and categories to increase market share and improve margin and growth profile Continue LTB Europe improvement in growth and profitability Expect that International sales effort will bring growth from core in new geographies Believe that Commerical Food Service launch will bring growth and market diversification

Use strong balance sheet to gain competitive advantage (e.g., we invested $30 million in 2020 in inventory to gain market share during COVID and uncertain supply chain environment which has helped fuel 2020 growth and will continue to do so in 2021) Disciplined M&A Internal Investment (e.g., Commercial Food Service) Further Deleverage to Permit M&A and Internal Investment Maintain Current Dividend Rate 23 Capital Allocation Priorities 1 2 3 4 5

Full Year 2021 Guidance Year Ended December 31, 2020 Guidance for the Year Ending December 31, 2021 (in millions, except per share amounts) Net sales $769.2 $847 to $856 Income from operations $25.0 $53.5 to $56.0 Adjusted income from operations (1) $47.9 $53.5 to $56.0 Net (loss) income $(3.0) $27.0 to $29.0 Adjusted net income (1) $20.2 $27.0 to $29.0 Diluted (loss) income per common share $(0.14) per share $1.24 to $1.33 per share Adjusted diluted income per common share (1) $0.95 per share $1.24 to $1.33 per share Weighted-average diluted shares 20.9 21.8 Adjusted EBITDA (1) $77.3 $82.5 to $85.5 This guidance is based on a forecasted GBP to USD rate of $1.30. Net income and diluted income per common share were calculated based on an effective tax rate of 30%. (1) Adjusted income from operations, adjusted net income, adjusted diluted income (loss) per common share and adjusted EBITDA represent non-GAAP financial measures. These non-GAAP financial measures are provided because the Company uses them in evaluating its financial results and trends and as an indicator of business performance. See appendix pages for a reconciliation to the most directly comparable GAAP measures.ecember 31, Full Year Guidance for the year ending December 31, 2021 compared to year ended December 31, 2020: • Net sales increase of 10.1% to 11.3% • Adjusted income from operations(1) increase of 11.7% to 16.9% • Adjusted net income(1) increase of 33.7% to 43.6% • Adjusted EBITDA(1) increase of 6.7% to 10.6% 24

25 Path to $120 Million in Adj. EBITDA(1) Key Drivers Low single digit growth in core business Develop meaningful position in the commercial food service market Stable gross margin — normalization of input costs Leverage distribution and administrative infrastructure Expand sales in international markets Does not assume acquisitions (1) Adjusted EBITDA represents a non-GAAP financial measure. This non-GAAP financial measure is provided because the Company uses it in evaluating its financial results and trends and as an indicator of business performance. The Company is not providing a quantitative reconciliation with respect to this forward-looking non-GAAP measure in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated.

26 Five Year Financial Objectives Sales Growth - Organic (CAGR)(1)(2) 3% Sales Growth - with Commercial Food Service (CAGR)(1)(2) 3.5% Adjusted EBITDA Margin(1)(2) 12% Capital Expenditures $6 - 8 million Adjusted EBITDA(1)(2) $120 million (1) Adjusted EBITDA, adjusted EBITDA margin and sales growth (CAGR) represent non-GAAP financial measures. These non-GAAP financial measures are provided because the Company uses them in evaluating its financial results and trends and as indicators of business performance. (2) The Company is not providing a quantitative reconciliation with respect to these forward-looking non-GAAP measures in reliance on the “unreasonable efforts” exception set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. For example, the impact of U.S. tariffs, which are out of the Company’s control, and acquisition-related costs depend on the timing and amount of future acquisitions, which cannot be reasonably estimated. Key Assumptions Sales growth includes channel and geographic expansion Leverage of existing infrastructure Continuous improvement in operating efficiency No change in foreign exchange rates, tax rates

27 Strong Financial Foundation for Growth Significant cash flows will enable continued delevering, investments in growth, and opportunistic M&A Steady Cash Flows Strong Free Cash Flow Growth initiatives yielding additional cash flows Diverse and strong financial customer base Strong Credit Profile Attractive, low-risk credit facility Use strong cash flows to reduce debt Continuing to increase liquidity Disciplined Capital Allocation Low CapEx requirements Strategic and opportunistic M&A strategy Internal investment opportunities Commitment to Shareholder Returns Committed to maintaining dividend Consider opportunistic share repurchases Drive share price improvement

Appendix

29 Adjusted Net Income (Loss) — U.S. GAAP Reconciliation Adjusted net income (loss) and adjusted diluted income (loss) per common share (in millions, except per share amounts): Three Months Ended March 31, Year Ended December 31, 2021 2020 2020 Net income (loss) as reported $3.1 $(28.2) (3.0) Adjustments: Acquisition related expenses 0.2 — 0.3 Restructuring expenses — — 0.2 Warehouse relocation — 0.8 1.1 Mark to market (gain) loss on interest rate derivatives (0.5) 2.3 2.1 Goodwill and other impairments — 20.1 20.1 Foreign currency translation loss reclassified from Accumulated Other Comprehensive Loss — — 0.2 Income tax effect on adjustments 0.1 (0.7) (0.8) Adjusted net income (loss) $2.8 $(5.7) $20.2 Adjusted diluted income (loss) per common share(1) $0.13 $(0.27) $0.95 (1) Adjusted diluted income (loss) per common share is calculated based on diluted weighted-average shares outstanding of 21,771 and 20,745 for the three month period ended March 31, 2021 and 2020, respectively, and 21,179 for the year ended December 31, 2020, The diluted weighted-average shares outstanding for the three month period ended March 31, 2021 and the year ended December 31, 2020 include the effect of dilutive securities of 685 and 319 shares, respectively. (Share amounts stated in thousands)

30 Adjusted Income (Loss) from Operations (1) ) Bad debt reserve recorded in the first quarter of fiscal 2020 to establish a provision against potential credit problems from certain retail customers who may have financial difficulty that has been caused or increased due to the COVID-19 pandemic. This reflects the Company's assessment of risk of not being able to collect such receivables from certain customers in the U.S. that are at risk of seeking or have already obtained bankruptcy protection and our international customer base which has a higher proportion of small and independent brick-and-mortar retailers. This charge was taken in response to the Company's assessment on the impact of the COVID-19 pandemic on these accounts. Three Months Ended March 31, Year Ended December 31, 2021 2020 2020 ($ in millions) Income (loss) from operations $9.2 $(25.2) $25.0 Excluded non-cash charges: Goodwill and other impairments — 20.1 20.1 Bad debt reserve(1) — 2.8 2.8 Total excluded non-cash charges — 22.9 22.9 Adjusted income (loss) from operations $9.2 $(2.3) $47.9

Guidance for the Year Ending December 31, 2021 Adjusted EBITDA guidance for the full fiscal year ending December 31, 2021: (in millions) Net income guidance $27 to $29 Add back: Income tax expense 11.5 to 12 Interest expense 15 Depreciation and amortization 23.5 Stock compensation expense 5 Other adjustments(1) 0.5 to 1 Adjusted EBITDA guidance $82.5 to $85.5 Reconciliation of GAAP to Non-GAAP Guidance (1) Includes estimates for acquisition related expenses, undistributed equity in (earnings) losses and other items that are consistent with exclusions permitted by our debt agreements. Adjusted income from operations, adjusted net income and adjusted diluted income per common share guidance for the full fiscal year ending December 31, 2021: With respect to the guidance for adjusted income from operations, adjusted net income and adjusted diluted income per common share, there were no adjustments to the GAAP financial measures, therefore the amounts for adjusted income from operations, adjusted net income and adjusted diluted income per common share are consistent with the GAAP financial measures income from operations, net income and diluted income per common share. 31

32 Adjusted EBITDA — U.S. GAAP Reconciliation LTM March 2021 Three Months Ended Twelve Months Ended June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 March 31, 2021 (in millions) Net (loss) income as reported $(4.0) $13.9 $15.2 $3.1 $28.2 Undistributed equity losses (earnings), net 0.8 (0.1) (1.6) 0.2 (0.7) Income tax provision 3.0 3.7 6.9 2.4 16.0 Interest expense 4.2 4.1 4.2 4.0 16.6 Mark to market loss (gain) on interest rate derivatives 0.2 (0.1) (0.2) (0.5) (0.6) Depreciation and amortization 6.1 6.1 6.3 6.0 24.4 Stock compensation expense 1.4 1.6 1.6 1.4 6.1 Acquisition related expenses 0.1 0.0 0.1 0.2 0.4 Restructuring expenses (benefit) 0.3 — (0.0) — 0.2 Warehouse relocation expenses 0.3 — — — 0.3 Adjusted EBITDA $12.4 $29.2 $32.5 $16.8 $90.9 Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net (loss) income, adjusted to exclude undistributed equity in losses (earnings), income tax provision, interest expense, mark to market loss (gain), depreciation and amortization, stock compensation expense, and 0ther items detailed in the table above that are consistent with exclusions permitted by our debt agreement.

33 Adjusted EBITDA — U.S. GAAP Reconciliation LTM December 2020 Three Months Ended Year Ended March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 December 31, 2020 (in millions) Net (loss) income as reported $(28.2) $(4.0) $13.9 $15.2 $(3.0) Undistributed equity (earnings) losses, net (0.3) 0.8 (0.1) (1.6) (1.3) Income tax (benefit) provision (3.7) 3.0 3.7 6.9 9.9 Interest expense 4.7 4.2 4.1 4.2 17.3 Mark to market loss (gain) on interest rate derivatives 2.3 0.2 (0.1) (0.2) 2.1 Depreciation and amortization 6.2 6.1 6.1 6.3 24.7 Goodwill and other impairments 20.1 — — — 20.1 Stock compensation expense 1.3 1.4 1.6 1.6 6.0 Acquisition related expenses 0.0 0.1 0.0 0.1 0.3 Restructuring expenses (benefit) — 0.3 — (0.0) 0.2 Warehouse relocation expenses 0.8 0.3 — — 1.1 Adjusted EBITDA $3.2 $12.4 $29.2 $32.5 $77.3 Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity (earnings) losses, income tax provision (benefit) provision, interest expense, depreciation and amortization, mark to market loss (gain) on interest rate derivatives, goodwill and other impairments, stock compensation expense, and other items detailed in the table above that are consistent with exclusions permitted by our debt agreements.

34 Adjusted EBITDA — U.S. GAAP Reconciliation LTM September 2020 Three Months Ended Twelve Months Ended December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 September 30, 2020 (in millions) Net (loss) income as reported $(14.5) $(28.2) $(4.0) $13.9 $(32.7) Undistributed equity losses (earnings), net (0.7) (0.3) 0.8 (0.1) (0.4) Income tax (benefit) provision (5.7) (3.7) 3.0 3.7 (2.7) Interest expense 5.3 4.7 4.2 4.1 18.3 Mark to market loss (gain) on interest rate derivatives 0.3 2.3 0.2 (0.1) 2.7 Depreciation and amortization 6.3 6.2 6.1 6.1 24.7 Goodwill and other impairments 33.2 20.1 — — 53.3 Stock compensation expense 1.4 1.3 1.4 1.6 5.8 Acquisition related expenses 0.1 0.0 0.1 0.0 0.2 Restructuring expenses 0.3 — 0.3 — 0.6 Integration charges 0.2 — — — 0.2 Warehouse relocation expenses 1.7 0.8 0.3 — 2.7 Adjusted EBITDA $27.9 $3.2 $12.4 $29.2 $72.7 Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

35 Adjusted EBITDA — U.S. GAAP Reconciliation LTM June 2020 Three Months Ended Twelve Months Ended September 30, 2019 December 31, 2019 March 31, 2020 June 30, 2020 June 30, 2020 (in millions) Net (loss) income as reported $(13.5) $(14.5) $(28.2) $(4.0) $(60.2) Undistributed equity losses (earnings), net 0.2 (0.7) (0.3) 0.8 0.0 Income tax provision (benefit) 15.1 (5.7) (3.7) 3.0 8.7 Interest expense 5.5 5.3 4.7 4.2 19.7 Mark to market (gain) loss on interest rate derivatives (0.4) 0.3 2.3 0.2 2.4 Depreciation and amortization 6.1 6.3 6.2 6.1 24.8 Goodwill and other impairments 9.7 33.2 20.1 — 63.0 Stock compensation expense 1.5 1.4 1.3 1.4 5.7 Acquisition related expenses — 0.1 — 0.1 0.2 Restructuring expenses 0.3 0.3 — 0.3 0.9 Integration charges 0.2 0.2 — — 0.4 Warehouse relocation expenses 0.9 1.7 0.8 0.3 3.7 Adjusted EBITDA $25.6 $27.9 $3.2 $12.4 $69.3 Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company’s debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

Adjusted EBITDA — U.S. GAAP Reconciliation LTM March 2020

	Three Months Ended				Twelve Months Ended
	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	March 31, 2020
			(in millions)		
Net (loss) income as reported	$(11.5)	$(13.5)	$(14.5)	$(28.2)	$(67.7)
Undistributed equity losses (earnings), net	0.1	0.2	(0.7)	(0.3)	(0.7)
Income tax (benefit) provision	(5.8)	15.1	(5.7)	(3.7)	(0.2)
Interest expense	5.0	5.5	5.3	4.7	20.5
Mark to market (gain) loss on interest rate derivatives	(0.4)	(0.4)	0.3	2.3	1.8
Depreciation and amortization	6.3	6.1	6.3	6.2	24.9
Goodwill and other impairments	—	9.7	33.2	20.1	63.0
Stock compensation expense	1.2	1.5	1.4	1.3	5.5
SKU Rationalization	8.5	—	—	—	8.5
Acquisition related expenses	—	—	0.1	—	0.1
Restructuring expenses	0.2	0.3	0.3	—	0.8
Integration charges	0.7	0.2	0.2	—	1.1
Warehouse relocation expenses	—	0.9	1.7	0.8	3.4
Adjusted EBITDA, before limitation	$4.3	$25.6	$27.9	$3.2	$61.0
Permitted non-recurring charge limitation					$(9.0)
Adjusted EBITDA					$52.0

LifetimeBrands

Adjusted EBITDA is a non-GAAP financial measure which is defined in the Company's debt agreements. Adjusted EBITDA is defined as net income (loss), adjusted to exclude undistributed equity in (earnings) losses, income tax provision (benefit), interest, depreciation and amortization, stock compensation expense, and SKU rationalization expenses.

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